CURTISS-WRIGHT CORPORATION
SAVINGS AND INVESTMENT PLAN
As Amended and Restated effective January 1, 2015
THIRD INSTRUMENT OF AMENDMENT
Recitals:

1.
Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss‑Wright Corporation Savings and Investment Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2015.

2.
Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the Plan to provide for rollovers of distributions from the Curtiss-Wright Corporation Retirement Plan by terminated employees, effective October 1, 2016.

3.	Section 12.01(a) of the Plan permits the Company to amend the Plan at any time and from time to time.

4.	Section 12.01(b) authorizes the Administrative Committee to adopt Plan amendments on behalf of the Company under certain circumstances.

5.	Certain of the Plan amendments described herein shall be subject to approval by the Board of Directors.
Amendments to the Plan:

1.	The first sentence of Section 3.08 is amended in its entirety to read as follows:
Without regard to any limitations on contributions set forth in this Article 3, the Plan may accept from or on behalf of a Member who is then an Employee or, to the extent provided in this Section 3.08, a former Employee a Rollover Contribution in cash, consisting of any amount, excluding after-tax amounts and amounts received as a spousal beneficiary, previously received (or deemed to be received) by him from an “eligible retirement plan.”

2.	Section 3.08 is further amended by adding a new paragraph at the end thereof, to read as follows:
Effective October 1, 2016, the Plan will also accept a Rollover Contribution from or on behalf of a Member who is a former Employee of a distribution from the Curtiss-Wright Corporation Retirement Plan, provided such Rollover Contribution satisfies the requirements of this Section 3.08.

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed on this ____ day of __________________, 2016.

Curtiss-Wright Corporation
Administrative Committee

By:	/s/ Paul J. Ferdenzi